UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2025

Plum Acquisition Corp. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40677	98-1581691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2021 Fillmore St. #2089

San Francisco, CA 94115

(Address of principal executive offices, including Zip Code)

(929) 529-7125

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares included as part of the Units, par value $0.0001 per share	PLMJ	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PLMJW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant to acquire one Class A ordinary share	PLMJU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its shareholders at the extraordinary general meeting of shareholders held on January 16, 2025 (the “Meeting”), Plum Acquisition Corp. III (the “Company”) filed an amendment to its Amended and Restated Memorandum and Articles of Association (as amended, the “A&R Charter”) on January 17, 2025, which (i) extended the date by which the Company has to consummate a business combination to July 30, 2025, or such earlier date as shall be determined by the Company’s board of directors (the “Extension Proposal”) and (ii) amended Article 49.4 to remove language stating, in relevant part, that the Company shall not consummate a business combination unless the Company has net tangible assets of at least $5,000,001 immediately prior to, or upon consummation of, such business combination (the “NTA Proposal”).

The foregoing description of the A&R Charter is qualified in its entirety by the full text, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 16, 2025, the Company held the Meeting to approve the Extension Proposal and NTA Proposal; and to adjourn the Meeting if necessary to solicit additional votes for the Extension Proposal or NTA Proposal, which proposals are more fully described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on December 31, 2024. Holders of 8,967,493 ordinary shares of the Company were present in person or by proxy at the meeting, representing approximately 87.82% of the voting power of the Company’s ordinary shares as of the record date and constituting a quorum for the transaction of business.

The voting results for the proposals are set forth below.

Proposal No. 1 - Extension Amendment Proposal. The proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
8,488,253	479,240	0	0

Proposal No. 2 – NTA Amendment Proposal. The proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
8,629,855	337,638	0	0

Proposal No. 3 - Adjournment Proposal. As there were sufficient votes to approve the Extension Proposal and NTA Proposal at the Meeting, the adjournment proposal was not presented to shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Memorandum and Articles of Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLUM ACQUISITION CORP. III

Date: January 22, 2025	By:	/s/ Kanishka Roy
	Name:	Kanishka Roy
	Title:	President and Chief Executive Officer

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